UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 27, 2006

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

OK

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074

(Address and zip code of principal executive offices)

405-372-2230

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Southwest Bancorp, Inc. is pleased to announce the appointment of two members to its of its board of directors.

David S. Crockett, Jr., was appointed as a director of the Company on July 27, 2006, and will take office at the August 2006 meeting of the board. Mr. Crockett is a Certified Public Accountant and President of David S. Crockett & Co., CPA’s, of Dallas, Texas. Mr. Crocket also has been appointed to the Audit Committee of the Board of Directors and as a director of the Company's wholly owned subsidiary, Stillwater National Bank and Trust Company. Mr. Crockett is 62 years old and is a resident of Dallas. There are no relationships or transactions with respect to Mr. Crockett of the type required to be reported pursuant to Item 404(a) of the Commission's Regulation S-K.

John Cohlmia also was appointed as a director of the Company on July 27, 2006. Mr. Cohlmia has been a director of Stillwater National Bank and Trust Company since August 2003, and serves on the Compensation Committee and Director’s Loan Review Committee. Mr. Cohlmia is a Real Estate Broker with Grubb & Ellis Levy Beffort of Oklahoma City, Oklahoma. Mr. Cohmia is 43 years old and is a resident of Oklahoma City. There are no relationships or transactions with respect to Mr. Cohlmia of the type required to be reported pursuant to Item 404(a) of the Commission's Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwest Bancorp, Inc.

By:	/s/ Rick Green

Name:	Rick Green
Title:	President and CEO
Date:	Friday, July 28, 2006